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                                                                   EXHIBIT 99.1

PROXY

                               ACCESS HEALTH, INC.

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        SPECIAL MEETING OF STOCKHOLDERS

The undersigned Stockholder of ACCESS HEALTH, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus of ACCESS HEALTH, INC., and hereby appoints Joseph P. Tallman and Timothy H. Connor, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Sepcial Meeting of Stockholders of ACCESS HEALTH, INC., to be held on June 30, 1998, at 9:00 a.m. at ACCESS HEALTH, INC.'s corporate headquarters at 335 Interlocken Parkway, Broomfield, CO 80021, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth in the reverse side hereof:

  (change of address/comments)

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(If you have written in the above
space, please mark the corresponding
box on the reverse side of this card.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.

                    (Continued and to be signed on reverse side)  -------------
                                                                   SEE REVERSE
                                                                       SIDE
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/X/ PLEASE MARK YOUR                                                       2566
    VOTES AS IN THIS
    EXAMPLE.

    THE ACCESS HEALTH, INC. BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1

                                                           FOR  AGAINST  ABSTAIN
1. PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF ACCESS    / /    / /      / /
HEALTH, INC. COMMMON STOCK PURSUANT TO THE AMENDED AND
RESTATED AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF
JUNE 4, 1998 (THE "MERGER AGREEMENT") BY AND AMONG
ACCESS HEALTH, INC., ACCESS ACQUISITION CORP. 98A, A
NEWLY-FORMED WHOLLY-OWNED SUBSIDIARY OF ACCESS HEALTH,
INC. ("SUB") AND INTERQUAL, INC., A DELAWARE
CORPORATION, PROVIDING FOR SUB TO BE MERGED WITH AND INTO
INTERQUAL, INC. WITH INTERQUAL, INC. BEING THE SURVIVING
CORPORATION AND BECOMING A WHOLLY-OWNED SUBSIDIARY OF
ACCESS HEALTH, INC.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING (INCLUDING WITHOUT LIMITATION FOR PURPOSES OF SOLICITING ADDITIONAL VOTES TO APPROVE THE ISSUANCE OF ACCESS HEALTH, INC. COMMON STOCK PURSUANT TO THE MERGER AGREEMENT).

Please sign exactly as name apppears on Proxy.

Note: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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SIGNATURE                                       DATE


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SIGNATURE                                       DATE